Exhibit 99.1

BellRing Brands Announces Secondary Equity Offering of 10,808,473 Shares of

Common Stock Held by Post

St. Louis – August 8, 2022 – BellRing Brands, Inc. (NYSE: BRBR) (“BellRing”) today announced an underwritten offering of 10,808,473 shares of its common stock currently owned by Post Holdings, Inc. (“Post”), BellRing’s former parent company. Post expects to exchange such shares of our common stock for certain indebtedness of Post held by J.P. Morgan Securities LLC, Barclays Bank PLC, Citicorp North America, Inc., Goldman Sachs Lending Partners LLC and Morgan Stanley & Co. LLC (collectively, the “selling stockholders”) prior to the closing of the offering. The selling stockholders then expect to sell such shares of common stock to the underwriters in the offering. BellRing is not selling any shares of its common stock and will not receive any proceeds from the sale of the shares in the offering.

Following the completion of the offering, Post is expected to own 8,588,866 shares of common stock of BellRing.

As part of and subject to the completion of the offering, BellRing intends to concurrently repurchase from the underwriters 800,000 shares out of the aggregate 10,808,473 shares of its common stock that are the subject of the offering. The price per share to be paid by BellRing will equal the price at which the underwriters will purchase the shares of BellRing’s common stock from the selling stockholders in the offering.

J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as joint lead book-runners and representatives of the underwriters for the offering.

The underwriters propose to offer the shares of common stock of BellRing from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) and has become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus supplement and an accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by e-mail at prospectus-eq_fi@jpmchase.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at (866) 718-1649, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (800) 831-9146 or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by e-mail at prospectus-ny@ny.email.gs.com. You may also obtain a copy of the preliminary prospectus supplement and accompanying prospectus, without charge, by visiting the Commission’s website at http://www.sec.gov.

Cautionary Statement on Forward-Looking Language

Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made in this press release. All statements other than statements of historical fact included in this press release are forward-looking statements. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the repurchases, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties detailed from time to time in BellRing’s cautionary statements contained in its filings with the Commission. All forward-looking statements speak only as of the date of this press release. BellRing undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

About BellRing Brands, Inc.

BellRing Brands, Inc. is a rapidly growing leader in the global convenient nutrition category offering ready-to-drink shake and powder protein products. Its primary brands, Premier Protein® and Dymatize®, appeal to a broad range of consumers and are distributed across a diverse network of channels including club, food, drug, mass, eCommerce, specialty and convenience. BellRing’s commitment to consumers is to strive to make highly effective products that deliver best-in-class nutritionals and superior taste.

Contact:

Investor Relations

Daniel O’Rourke

Daniel.orourke@bellringbrands.com

(314) 806-3959